Exhibit 99.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 33-65507 on Form S-8 of our report dated June 28, 2016, appearing in this Annual Report on Form 11-K of the Liberty National Life Insurance Company 401(k) Plan for the year ended December 31, 2015.

/s/ Lane Gorman Trubitt, PLLC

Dallas, Texas
June 28, 2016